EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 2023, relating to the consolidated financial statements of T-Mobile US, Inc. and the effectiveness of T-Mobile US, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of T-Mobile US, Inc. for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Seattle, WA

June 16, 2023